Investor Relations: Todd Taylor	Media Relations: Timothy G. Weir, APR
Email: ttaylor@accuridecorp.com	Email: tweir@accuridecorp.com
Phone: (812) 962-5105	Phone: (812) 962-5128

FOR IMMEDIATE RELEASE

Accuride Achieves Profitable Third Quarter and Acquires Advanced Wheel-end Technology

•	Third Quarter 2015 results from continuing operations included:
o	Net sales of $163.4 million, down 11.2 percent year-over-year
o	Adjusted EBITDA of $19.2 million, down 9.5 percent year-over-year
o	Net Income of $0.04 per share compared to $0.02 in 2014
•	Acquired intellectual property rights to revolutionary lightweight wheel-end technology
•	Reducing revenue and EBITDA guidance to reflect continued softening in Brillion's end markets:
o	2015 net sales expected to be in the range of $675 million to $700 million
o	Adjusted EBITDA expected to be in the range of $80 million to $85 million

EVANSVILLE, Ind. – November 2, 2015 – Accuride Corporation (NYSE: ACW) – a leading supplier of components to the North American commercial vehicle industry – today reported financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Results
Third quarter 2015 net sales were $163.4 million, compared with $184.0 million in the same period in 2014, a decrease of 11.2 percent, primarily due to lower pricing related to lower raw material costs in Wheels and Gunite and weaker end-market conditions at Brillion Iron Works during the quarter.  Accuride's operating income was $7.5 million for the quarter, compared to operating income of $10.0 million in the third quarter of 2014.  The Company reported income from continuing operations of $1.8 million, or $0.04 per share, during the quarter, compared to income from continuing operations of $1.2 million, or $0.02 per share, in 2014.  Income from continuing operations in 2015 included a tax benefit of $3.7 million, or $0.07 per share, related to a change in postretirement benefits.  Third quarter Adjusted EBITDA decreased by 9.5 percent year-over-year to $19.2 million, or 11.7 percent of net sales, compared to $21.2 million, or 11.5 percent of net sales, in the same quarter of 2014.  As of September 30, 2015, Accuride had $39.1 million of cash plus $42.1 million in availability under its ABL Credit Facility, for total liquidity of $81.2 million.

Industry Conditions
North American commercial vehicle industry conditions remained robust in the third quarter, with Class 8 truck and Trailer production increasing by 4 percent and 12 percent, respectively, over 2014.  Class 5-7 truck production slipped by 5 percent versus 2014, but the backlog remains healthy at 7 percent above 2014 levels.  The Class 8 backlog also remains strong at 20 percent above year-ago levels, while the Trailer backlog is 33 percent above last year.  Class 8 truck and Trailer net orders returned to more seasonal levels through the quarter and, as a result, Class 8 OEM production has begun to moderate.  Demand in the medium duty segment is steady.  Fleets are generally optimistic about current industry conditions, despite some driver-shortage constraints, as U.S. freight tonnage is forecasted to steadily increase over the next several years.

Third Quarter Business Segment Results

Accuride Wheels
Accuride Wheels segment net sales were $101.8 million, down $4.9 million, or 4.5 percent, from the same period in 2014, primarily due to lower pricing related to lower raw material costs.  Despite lower sales, Wheels' Adjusted EBITDA was $22.4 million, an increase of $1.4 million, or 6.7 percent, from the third quarter of 2014.

Gunite
Gunite segment net sales of $43.8 million were up $1.5 million, or 3.5 percent, from the third quarter of 2014, primarily due to increased demand for brake drums which was partially offset by lower year-over-year pricing related to lower raw material costs.  Gunite's Adjusted EBITDA increased by $1.1 million to $6.5 million from $5.4 million in the third quarter of 2014.

Brillion Iron Works
Brillion Iron Works' third quarter net sales were $17.8 million, down $17.2 million, or 49.2 percent, from the third quarter of 2014 due to lower customer demand.  Brillion's Adjusted EBITDA was a negative $2.4 million, a decrease of $5.2 million, from the third quarter of 2014.  The Company currently expects Brillion's 2015 net sales to be 25 percent to 30 percent lower year-over-year.  This primarily reflects the impact of global commodity prices on demand in Brillion's oil and gas, agricultural and mining end markets.

Liquidity and Debt
As of September 30, 2015, total debt was $322.0 million, consisting of $307.0 million of our outstanding 9.5% senior secured notes, net of discount, and a $15.0 million draw on our ABL Credit Facility.  As of September 30, 2015, Accuride had $39.1 million of cash plus $42.1 million in availability under its ABL Credit Facility, for total liquidity of $81.2 million.

Business Acquisition
On July 2, 2015, the Company entered into an agreement to acquire substantially all of the assets of Century-3 Plus, L.L.C., a designer and manufacturer of advanced lightweight metal matrix composite brake components for the military and commercial vehicles.  Pursuant to the agreement, the Company purchased the acquired assets for $2.0 million in cash paid at closing and $8.0 million in contingent consideration.  The contingent purchase price maximum of $8.0 million can be earned based on the achievement of certain technological and commercial milestones.

Business and Market Outlook
"We are pleased with our profitable performance in the quarter which keeps us on track to achieve positive free cash flow and profitability for the first time in nearly a decade," Accuride President and CEO Rick Dauch said.  "We acted quickly to restructure Brillion in response to the sharp decline in revenue it experienced due to recessionary conditions in its primary markets.  This response limited the impact to Accuride's overall results and helped improve our EBITDA margins for the quarter.  Our near-term focus remains squarely on improving our cost structure while gaining market share through new products and favorable renewals of long-term contracts with our customers.  Looking ahead, we are excited about the growth opportunities inherent in our acquisition of the lightweight metal matrix composite brake drum technology.  The technology's ability to significantly reduce component weight without sacrificing performance or durability will enable Gunite to deliver real value to its commercial vehicle and military customers' ongoing efforts to reduce weight and improve fuel efficiency."

2015 Financial Guidance
Accuride management expects the Company's 2015 net sales to be in the range of $675 million to $700 million, and Adjusted EBITDA to be in the range of $80 million to $85 million.  The midpoints of the Company's revenue and Adjusted EBITDA ranges represent a decrease of 3 percent and an increase of 9 percent, respectively, over Accuride's 2014 results.  The Company has based its 2015 guidance on the following projections for the North American commercial vehicle industry:  Class 8 production in the range of 310,000 to 330,000 units, Class 5-7 production in the range of 220,000 to 225,000 units and Trailer segment production in the range of 280,000 to 300,000 units.  In addition, management expects net sales for the Brillion business unit to be down by 25 percent to 30 percent versus 2014 due to continued softness in its oil and gas, agricultural and mining end markets.

Earnings Conference Call Information
Accuride will host a conference call to discuss the financial and operational results of its Third Quarter 2015 on Monday, November 2, 2015, beginning at 9:00 a.m. CST.  Analysts and investors may participate on the conference call by dialing (855) 542-4217 in the United States, or (412) 455-6081 internationally, and using participant code 71474897.  A live webcast of the call can be accessed at the Accuride website Investors section: www.AccurideCorp.com/investors.  A replay will be available from November 2, 2015, at Noon CST until 10:59 p.m. CST, November 9, 2015, by calling (855) 859-2056 in the United States, or (404) 537-3406 internationally, using access code 71474897.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American commercial vehicle industry. The company's products include commercial vehicle wheels; wheel-end components and assemblies; and specialty cast-iron components for a range of agricultural, construction and mining, and oil and gas equipment applications.  The company's products are marketed under its brand names, which include Accuride®, Accuride Wheel End SolutionsTM, Gunite® and BrillionTM.  Accuride's common stock trades on the New York Stock Exchange under the ticker symbol ACW. For more information, visit the Company's website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride's expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride's business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride's Securities and Exchange Commission filings, including those described in Item 1A of Accuride's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Any forward-looking statement reflects only Accuride's belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

Three Months Operating Results
(UNAUDITED)

	Three Months Ended September 30,
(Dollars in thousands)	2015		2014

Net sales:
Wheels	$101,833	62.3%	$106,685	58.0%
Gunite	43,823	26.8%	42,357	23.0%
Brillion	17,772	10.9%	34,965	19.0%
Total net sales	$163,428	100.0%	$184,007	100.0%

Gross Profit	$18,263	11.2%	$19,912	10.8%

Income (loss) from Operations:
Wheels	$13,715	13.5%	$11,847	11.1%
Gunite	5,061	11.5%	4,149	9.8%
Brillion Iron Works	(3,650)	(20.5)%	1,680	4.8%
Corporate / Other	(7,628)	—	(7,632)	—
Consolidated Total	$7,498	4.6%	$10,044	5.5%

Net Income	$1,820	1.1%	$1,099	0.6%

Adjusted EBITDA:
Wheels	$22,384	22.0%	$20,971	19.7%
Gunite	6,468	14.8%	5,397	12.7%
Brillion Iron Works	(2,443)	(13.7)%	2,796	8.0%
Corporate / Other	(7,256)	—	(8,006)	—
Continuing Operations	$19,153	11.7%	$21,158	11.5%

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Nine Months Operating Results
(UNAUDITED)

	Nine Months Ended September 30,
(Dollars in thousands)	2015		2014

Net sales:
Wheels	$324,525	61.0%	$300,058	56.4%
Gunite	128,569	24.1%	134,634	25.3%
Brillion	79,373	14.9%	97,674	18.3%
Total net sales	$532,467	100.0%	$532,366	100.0%

Gross Profit	$65,100	12.2%	$59,357	11.1%

Income (loss) from Operations:
Wheels	$44,372	13.7%	$33,446	11.1%
Gunite	15,140	11.8%	14,670	10.9%
Brillion Iron Works	(2,924)	(3.7)%	3,444	3.5%
Corporate / Other	(25,578)	—	(22,643)	—
Consolidated Total	$31,010	5.8%	$28,917	5.4%

Net Income	$7,571	1.4%	$2,821	0.5%

Adjusted EBITDA:
Wheels	$70,703	21.8%	$61,101	20.4%
Gunite	19,238	15.0%	18,018	13.4%
Brillion Iron Works	682	0.9%	6,815	7.0%
Corporate / Other	(24,282)	—	(23,586)	—
Continuing Operations	$66,341	12.5%	$62,348	11.7%

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share data)	2015	2014	2015	2014

NET SALES	$163,428	$184,007	$532,467	$532,366
COST OF GOODS SOLD	145,165	164,095	467,367	473,009
GROSS PROFIT	18,263	19,912	65,100	59,357
OPERATING EXPENSES:
Selling, general and administrative	10,765	9,868	34,090	30,440
INCOME FROM OPERATIONS	7,498	10,044	31,010	28,917
OTHER EXPENSE:
Interest expense, net	(8,249)	(8,444)	(24,953)	(25,351)
Other loss, net	(1,142)	(805)	(2,398)	(1,504)
INCOME (LOSS) BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(1,893)	795	3,659	2,062
INCOME TAX BENEFIT	(3,671)	(410)	(3,663)	(967)
INCOME FROM CONTINUING OPERATIONS	1,778	1,205	7,322	3,029
DISCONTINUED OPERATIONS, NET OF TAX	42	(106)	249	(208)
NET INCOME	$1,820	$1,099	$7,571	$2,821
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Defined benefit plans	(3,259)	472	15,581	945
COMPREHENSIVE INCOME (LOSS)	$(1,439)	$1,571	$23,152	$3,766
Weighted average common shares outstanding—basic	48,015	47,749	47,943	47,694
Basic income per share-continuing operations	0.04	0.02	0.15	0.06
Basic income per share-discontinued operations	—	—	0.01	—
Basic income per share	$0.04	$0.02	$0.16	$0.06
Weighted average common shares outstanding—diluted	49,422	49,042	48,844	48,531
Diluted income per share-continuing operations	0.04	0.02	0.15	0.06
Diluted income per share-discontinued operations	—	—	0.01	—
Diluted income per share	$0.04	$0.02	$0.16	$0.06

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ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)
	Three Months Ended September 30,
(In thousands)	2015	2014

Net income	$1,820	$1,099
Income tax benefit	(3,671)	(410)
Interest expense, net	8,249	8,444
Depreciation and amortization	10,491	10,502
Restructuring, severance and other charges[1]	476	—
Other items related to our credit agreement[2]	1,788	1,523
Adjusted EBITDA	$19,153	$21,158

Note:
1)
For the three months ended September 30, 2015, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $0.5 million in costs associated with restructuring items. For the three months ended September 30, 2014, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride's senior credit facility. For the three months ended September 30, 2015, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $1.8 million. For the three months ended September 30, 2014, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $1.5 million.

	Nine Months Ended September 30,
(In thousands)	2015	2014

Net income	$7,571	$2,821
Income tax benefit	(3,663)	(967)
Interest expense, net	24,953	25,351
Depreciation and amortization	31,500	31,004
Restructuring, severance and other charges[1]	1,715	627
Other items related to our credit agreement[2]	4,265	3,512
Adjusted EBITDA	$66,341	$62,348

Note:
3)
For the nine months ended September 30, 2015, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $1.7 million in costs associated with restructuring items. For the nine months ended September 30, 2014, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $0.6 million in costs associated with restructuring items.

4)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride's senior credit facility. For the nine months ended September 30, 2015, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $4.3 million. For the nine months ended September 30, 2014, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $3.5 million.

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ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended September 30, 2015
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$13,715	$7,469	$1,200	$22,384
Gunite	5,061	1,157	250	6,468
Brillion Iron Works	(3,650)	1,177	30	(2,443)
Corporate / Other	(7,628)	678	(306)	(7,256)
Continuing Operations	$7,498	$10,481	$1,174	$19,153

Imperial Group	(10)	10	—	—
Consolidated Total	$7,488	$10,491	$1,174	$19,153

	Three Months Ended September 30, 2014
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$11,847	$7,924	$1,200	$20,971
Gunite	4,149	998	250	5,397
Brillion Iron Works	1,680	1,086	30	2,796
Corporate / Other	(7,632)	484	(858)	(8,006)
Continuing Operations	$10,044	$10,492	$622	$21,158

Imperial Group	(10)	10	—	—
Consolidated Total	$10,034	$10,502	$622	$21,158

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	Nine Months Ended September 30, 2015
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$44,372	$22,731	$3,600	$70,703
Gunite	15,140	3,348	750	19,238
Brillion Iron Works	(2,924)	3,516	90	682
Corporate / Other	(25,578)	1,874	(578)	(24,282)
Continuing Operations	$31,010	$31,469	$3,862	$66,341

Imperial Group	(31)	31	—	—
Consolidated Total	$30,979	$31,500	$3,862	$66,341

	Nine Months Ended September 30, 2014
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$33,446	$23,708	$3,947	$61,101
Gunite	14,670	2,598	750	18,018
Brillion Iron Works	3,444	3,281	90	6,815
Corporate / Other	(22,643)	1,386	(2,329)	(23,586)
Continuing Operations	$28,917	$30,973	$2,458	$62,348

Imperial Group	(31)	31	—	—
Consolidated Total	$28,886	$31,004	$2,458	$62,348

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service. Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States ("GAAP"). We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

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ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(In thousands)	2015	2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$39,125	$29,773
Customer and other receivables	63,735	63,570
Inventories	36,695	43,065
Other current assets	11,191	13,472
Total current assets	150,746	149,880
PROPERTY, PLANT AND EQUIPMENT, net	203,778	212,183
OTHER ASSETS:
Goodwill and other assets	237,747	236,359
TOTAL	$592,271	$598,422
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$59,892	$56,452
Other current liabilities	31,710	40,619
Total current liabilities	91,602	97,071
LONG-TERM DEBT	322,022	323,234
OTHER LIABILITIES	122,963	147,314
STOCKHOLDERS' EQUITY:
Total stockholders' equity	55,684	30,803
TOTAL	$592,271	$598,422

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